As filed with the Securities and Exchange Commission on March 20, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The KEYW Holding Corporation
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	27-1594952 (I.R.S. Employer Identification No.)

7740 Milestone Parkway, Suite 400 Hanover, MD (Address of Principal Executive Offices)	21076 (Zip Code)

The KEYW Holding Corporation 2013 Stock Incentive Plan
(Full title of plan)

Cogency Global, Inc.
1519 York Road
Lutherville, MD 21093
(Name and address of agent for service)

(410) 539-2837
(Telephone number, including area code, of agent for service)

Copies to:
Jonathan F. Wolcott
Holland & Knight LLP
1650 Tysons Boulevard, Suite 1700
McLean VA 22102
(703) 720-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐
_____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,480,000(1)	$7.950(2)	$11,766,000	$1,426.04

Total	1,480,000	—	$11,766,000	$1,426.04
(1)  Represents the number of additional shares that were approved by the stockholders on May 10, 2018 to be issued under The KeyW Holding Corporation 2013 Stock Incentive Plan, as amended (the “Plan”). Two million (2,000,000) shares available for issuance under the Plan were registered on a Registration Statement on Form S-8 filed on December 27, 2012 (Registration No. 333-185718), and seven hundred thousand (700,000) shares available for issuance under the Plan were registered on a Registration Statement on Form S-8 filed on October 23, 2015 (Registration No. 333-207568). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement will also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)  Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock on March 19, 2019, as reported on the NASDAQ Global Select Market.

PART I

INTRODUCTION
The KeyW Holding Corporation (referred to herein as the “Company,” “our,” “we” or “us”) is filing this Registration Statement (this “Registration Statement”) on Form S-8 relating to 1,480,000 shares of our common stock, par value $0.001 per share (“Common Stock”), issuable under The KeyW Holding Corporation 2013 Stock Incentive Plan, as amended (the “Plan”).
EXPLANATORY NOTE
We are filing this Registration Statement to register an additional 1,480,000 shares of Common Stock for issuance under the Plan. These additional shares were made available pursuant to an amendment and restatement of our 2013 Stock Incentive Plan, which, among other things, increased the maximum number of shares of Common Stock that may be delivered with respect to awards granted thereunder by an additional 1,480,000 shares of Common Stock. Our stockholders approved the Plan at our 2018 Annual Meeting of Stockholders, which we previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2018. Pursuant to General Instruction E of Form S-8, the Company incorporates by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of its Registration Statements on Forms S-8 relating to the Plan filed with the Commission on December 27, 2012 (Registration No. 333-185718) and October 23, 2015 (Registration No. 333-207568).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents or designated portions thereof are incorporated herein by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on March 12, 2019);

(b)	Current Report on Form 8-K filed on March 12, 2019; and

(c)	Registration Statement on Form 8-A, dated September 28, 2010 (filed on September 28, 2010), registering our common stock under Section 12(b) of the Exchange Act.

In addition, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

The Registrant herewith files the exhibits identified below:

Exhibit No.	Description of Exhibit

5.1	Opinion of Holland & Knight LLP	X

10.1	The KEYW Holding Corporation Amended and Restated 2013 Stock Incentive Plan, as amended	(1)

23.1	Consent of Holland and Knight LLP	(2)

23.2	Consent of Deloitte and Touche LLP	X

23.3	Consent of Grant Thornton LLP	X

24	Power of Attorney	(3)

____________________

X	Filed herewith.

(1)	Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 6, 2018 (File No. 001-34891).

(2)	Included in Exhibit 5.1.

(3)	Included on Signature Page hereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Holland & Knight LLP	X

10.1	The KEYW Holding Corporation Amended and Restated 2013 Stock Incentive Plan, as amended	(1)

23.1	Consent of Holland and Knight LLP	(2)

23.2	Consent of Deloitte and Touche LLP	X

23.3	Consent of Grant Thornton LLP	X

24	Power of Attorney	(3)

____________________

X	Filed herewith.

(1)	Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 6, 2018 (File No. 001-34891).

(2)	Included in Exhibit 5.1.

(3)	Included on Signature Page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hanover, Maryland, on this 20th day of March 2019.

THE KEYW HOLDING CORPORATION

By:	/s/ William J. Weber
William J. Weber
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ William J. Weber	President, Chief Executive Officer and Director	March 20, 2019
William J. Weber

Principal Financial Officer and Principal Accounting Officer:

/s/ Michael J. Alber	Executive Vice President and Chief Financial Officer	March 20, 2019
Michael J. Alber

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors of The KeyW Holding Corporation, hereby severally constitute and appoint William J. Weber and Michael J. Alber, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as directors to enable The KeyW Holding Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Deborah A. Bonanni	/s/ Arthur L. Money
Deborah A. Bonanni, Director	Arthur L Money, Director
March 14, 2019	March 14, 2019

/s/ William I. Campbell	/s/ Caroline S. Pisano
William I. Campbell, Director	Caroline S. Pisano, Director
March 14, 2019	March 14, 2019

/s/ Shephard Hill	/s/ Mark Sopp
Shephard Hill, Director	Mark Sopp, Director
March 14, 2019	March 14, 2019

/s/ J. Chris Inglis	/s/ William J. Weber
J. Chris Inglis, Director	William J. Weber, Director
March 14, 2019	March 14, 2019

/s/ Kenneth A. Minihan
Kenneth A. Minihan, Director
March 14, 2019